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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 6, 2002


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


  NEW JERSEY                      001-09120                       22-2625848
---------------            -----------------------           -------------------
(State or other            (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

                          80 Park Plaza, P.O. Box 1171
                          Newark, New Jersey 07101-1171
                          -----------------------------
                    (Address of principal executive offices)

                                  973-430-7000
                                  ------------
              (Registrant's telephone number, including area code)

                               http://www.pseg.com
                               -------------------
                         (Registrant's internet address)



                           PSEG ENERGY HOLDINGS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


  NEW JERSEY                     000-32503                       22-2983750
---------------            -----------------------           -------------------
(State or other            (Commission File Number)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

                               80 Park Plaza, T-22
                          Newark, New Jersey 07102-4194
                          -----------------------------
                    (Address of principal executive offices)

                                  973-456-3581
                                  ------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events

     The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1. Business of Part I and Item
7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data of Part II of the Annual Reports on Form 10-K for the year ended December 31, 2000 of Public Service Enterprise Group Incorporated (PSEG) and PSEG Energy Holdings Inc. (Holdings) and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     As previously reported, on August 24, 2001, PSEG Global Inc. (Global), an indirect subsidiary of PSEG and of Holdings, entered into a Stock Purchase Agreement to sell its minority interests in certain assets located in Argentina to the AES Corporation (AES), the majority owner. The sale has not closed, pending receipt of certain lender consents and regulatory approvals.

     On February 6, 2002, AES notified Global that it was terminating the Stock Purchase Agreement. In the Notice of Termination, AES alleged that a "Political Risk Event", within the meaning of the Stock Purchase Agreement, has occurred, by virtue of certain decrees of the Government of Argentina, thereby giving AES the right to terminate. Global disagrees that a "Political Risk Event", as defined in the Stock Purchase Agreement, has occurred and has so notified AES. Global will pursue its rights under the Stock Purchase Agreement and continue ongoing discussions with AES to successfully resolve the matter. PSEG cannot predict the ultimate outcome.

     Global has total investment exposure in Argentina of approximately $632 million. The investments include the following minority interests, with investment exposure of approximately $420 million, jointly owned by Global and AES, which are the subject of the Stock Purchase Agreement: a 30% interest in three Argentine electric distribution companies, Empresa Distribuidora de Energia Norte S.A. (EDEN), Empresa Distribuidora de Energia Sur S.A. (EDES), and Empresa Distribuidora La Plata S.A. (EDELAP); a 19% share in the 650 MW Central Termica San Nicolas power plant (CTSN); and a 33% interest in the 850 MW Parana power plant (Parana) nearing completion of construction. In addition to these investments, Global owns a 90% interest in another Argentine company, Empresa Distribuidora de Electricidad de Entre Rios S.A. (EDEERSA), with about $212 million of investment exposure.

     Global's Argentine properties continue to operate, but are faced with considerable fiscal and cash flow uncertainties due to economic and political conditions in Argentina. Under a worst case scenario, if PSEG Global were to cease all operations in Argentina, it would require a pre-tax write off of approximately $632 million and loss of an anticipated annual earnings contribution of 16 cents per share of Common Stock. However, even a loss of all earnings from Argentine operations would not change PSEG's prior 2002 earnings guidance that it will earn between $3.90 to $4.10 per share, exclusive of the effect of any asset impairment.

     This report includes forward-looking statements. Although PSEG and Holdings believe that their expectations are based on reasonable assumptions, no assurances can be given that these expectations will be achieved. For further information, with respect to Forward-Looking Statements, please refer to their reports on Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                  (Registrant)


                              By: Patricia A. Rado
                              --------------------
                                Patricia A. Rado
                          Vice President and Controller
                         (Principal Accounting Officer)




Date: February 7, 2002


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PSEG ENERGY HOLDINGS INC.
                                  (Registrant)

                                By: Derek DiRisio
                                -----------------
                                  Derek DiRisio
                          Vice President and Controller
                         (Principal Accounting Officer)


Date: February 7, 2002